Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Margaret A. Meister, Chief Financial Officer of Symetra Financial Corporation, certify that (i) the Form 10-K for the year ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K for the year ended December 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of Symetra Financial Corporation.

Date: February 29, 2012	By:	/s/ Margaret A. Meister
Margaret A. Meister Executive Vice President and Chief Financial Officer